GENERAL SECURITY AGREEMENT


     BETWEEN:


VALUE HOLDINGS INC.


     and-


ROYCAP INC.


     FOGLER, RUBINOFF  LLP
     Suite 4400, Box 95
     Royal Trust Tower
     Toronto-Dominion Centre
     Toronto, Ontario
     M5K 1G8


               THIS GENERAL SECURITY AGREEMENT dated for reference
August  , 2000

BETWEEN:

VALUE HOLDINGS, INC., a corporation incorporated under the laws of the State of Florida

          (the  Debtor )

          and-

ROYCAP INC., a corporation incorporated under the laws of the Province of Ontario

          (the  Secured Party )


Effective Date

The effective date of this Agreement is August  , 2000 (the
 Effective Date ).

     Grant of Security Interest

For valuable consideration (the receipt and sufficiency of which each of the parties hereto hereby acknowledges), the Debtor hereby grants to the Secured Party a security interest (to which the Uniform Commercial Code of the State of Florida, as the same may be amended from time to time (the UCC ) applies) in and pledges, assigns and conveys to and in favour of the Secured Party, as security all of the Debtor s rights, title and interests in and to each and every property described or, referred to below (collectively, the Collateral ), all pursuant to and in accordance with the provisions of this Agreement.

Description of Collateral

The Collateral includes all of the following personal property and, wherever located fixtures, and all of the leasehold interests and other property described in paragraph 3.(j) below wherever located:

all goods now or hereafter comprising part of the inventory of the Debtor and all interests, rights and benefits, both present and future of the Debtor in or to inventory including, without limitation, goods now or hereafter held for sale or lease or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods;

all equipment now or hereafter owned by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in or to equipment including, without limitation, office, warehouse and other furniture, fixtures, machinery, tools, rolling stock, vehicles, accessories, spare parts, supplies and other tangible personal property;

all fixtures now or hereafter owned by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in or to fixtures;

all chattel paper now or hereafter owned or held by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in, under or to chattel paper;

each and every document now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, whether negotiable or non-negotiable, including, without limitation, each and every warehouse receipt and bill of lading, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every document of title;

each and every instrument now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every instrument;

all investment property now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder including, without limitation, all shares, stock, warrants, bonds, debentures, debenture stock or the like issued by a corporation or other person, or a partnership, association or government, and all securities accounts and security entitlements and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every security;
all money of the Debtor and all money hereafter acquired by the Debtor and each and every account, debt, claim and demand of every nature and kind which is now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Debtor, or which the Debtor now has or may hereafter have and all interests, rights and benefits, both present and future of the Debtor in or to each and every account, debt, claim and demand including, without limitation, claims against any governmental body and claims under insurance policies;

all goodwill, patents, trade marks, trade names, copyrights and other intellectual property now or hereafter owned by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in, under or to the same;

each and every lease, agreement to lease and leasehold interest of the Debtor and all interests, rights and benefits, both present and future, of the Debtor, in, under or to the same, except the last day of any term of years reserved by any such lease or agreement therefor of which reversion of one day the Debtor shall stand possessed upon trust to assign and dispose of the same as the Secured Party shall direct;

each and every general intangible now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every general intangible;

with respect to the property described in each of subparagraphs
3.(a) to 3.(k) inclusive, all substitutions and replacements thereof, improvements, increases, additions and accessions thereto and all interests, rights and benefits, both present and future, of the Debtor in, under or to the same;

with respect to the property described in each of subparagraphs 3.(a) to 3.(l) inclusive, all proceeds in any form derived directly or indirectly from any dealing with such property or the sale or other disposition thereof and includes any payment representing indemnity or compensation for loss of or damage to such property or proceeds therefrom; and

with respect to the property described in each of subparagraphs 3.(a) to 3.(m) inclusive, all books, accounts, invoices, letters, deeds, contracts, security, securities, instruments, bills, notes, writings, papers, documents and records in any form evidencing or relating thereto, and all other rights and benefits to which the Debtor is now or may hereafter become entitled in respect thereof;

In this Agreement, the words goods , inventory , equipment , chattel paper , documents , instrument , investment property , securities account , security entitlement , money , account , motor vehicle , proceeds , general intangible and accessions shall have the same meanings as their defined meanings in the UCC. In this Agreement, each reference to Collateral shall, unless the context otherwise requires, include and be read as Collateral or any part thereof .

Debtor represents and covenants that all of the Collateral, insofar as the same is not intangible property, is now and will hereafter be kept at the address set out below and at the following location and any other locations that the Debtor may specify in writing to the Secured Party from time to time:

Secured Obligations

The security interests, pledges and assignments granted hereby secure all of the following (collectively, the Obligations ):
both the performance and the payment to the Secured Party of all obligations, debts and liabilities (including, without limitation, on account of damages) of the Debtor to the Secured Party, present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or not, wheresoever and howsoever
incurred, arising from a US$1,000,000 principal amount 10%
convertible debenture of the Debtor due August   , 2002 and dated as
of the date hereof issued in favour of the Secured Party, as the same may be amended or replaced from time to time (the
 Debenture ), and all interest, commissions, legal and other costs, charges and expenses payable in connection with any and all of the foregoing and, in addition thereto, the Expenses (provided for and defined below).

Attachment

Each of the Debtor and the Secured Party acknowledges and confirms that the security interests, mortgages and charges granted hereby shall attach:

forthwith on the Effective Date with respect to each and every property included in the Collateral and in which the Debtor then has rights; and

forthwith upon the Debtor first acquiring rights in each and every property included in the Collateral and in which the Debtor first acquires such rights subsequent to the Effective Date.

For greater certainty, without in any way limiting the above, each of the Debtor and the Secured Party acknowledges and confirms that it has not agreed to postpone the time for attachment of the said security interests, mortgages and charges.

Debtor s Warranties

The Debtor hereby represents and warrants to and covenants with the Secured Party as follows and acknowledges that the Secured Party is, in part, relying upon such representations, warranties and covenants in accepting the security interests, mortgages and charges granted upon the terms of this Agreement:

Title to Collateral: Subject to Permitted Encumbrances (as such term is defined in the Debenture), the Debtor is the absolute and beneficial owner of the Collateral and none of the Collateral is held in the name of any person other than the Debtor, whether as agent, trustee or other nominee for the Debtor, and all registrations and filings which may be required to preserve the Debtor s title, rights or other interests in the Collateral others have been made;

No Encumbrances: The Collateral is and shall at all times be kept free and clear of any and all security interests, mortgages, hypothecs, liens, charges, pledges and other encumbrances whatsoever other than those given by the Debtor to or in favour of the Secured Party and the Permitted Encumbrances (as such term is defined in the Debenture); and

Right to Grant: The Debtor has and shall at all relevant times have the full right, power and authority to enter into and perform its obligations under this Agreement and to grant the security interests, pledges and assignables as herein provided.

Debtor s Covenants

The Debtor covenants and agrees with the Secured Party that:

Obligations: The Debtor shall pay, perform, satisfy, fulfil and discharge the Obligations when due.

Possession/Description: Forthwith upon request by the Secured Party following the occurrence of an Event of Default (as such term is defined in the Debenture), and for so long as such Event of Default shall be continuing, the Debtor shall deliver possession of the Collateral to the Secured Party and shall, if requested by the Secured Party, deliver forthwith to the Secured Party such further details respecting the Collateral and, if the Collateral includes fixtures or crops, or oil, gas or other minerals to be extracted, or timber to be cut, identification and legal description (in registerable form) of the lands concerned. Such further details and legal description so delivered shall be deemed to be contained in and form part of this Agreement.

Events of Default

Forthwith upon the occurrence of any Event of Default, and so long as such Event of Default shall be continuing, the Obligations will, without the Secured Party being required to give notice or demand, become due and payable in full and, to the extent applicable, be required to be fully performed.

Rights and Remedies

Forthwith upon the occurrence of an Event of Default, and so long as such Event of Default shall be continuing, the security interests, pledges and assigns granted herein shall be enforceable and the Debtor and the Secured Party shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a debtor and a secured party respectively under the UCC and those provided by this Agreement. In addition, the Secured Party may take possession of the Collateral and enforce any rights of the Debtor in respect of the Collateral by any method available in or permitted by law and may require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at any place within as may be designated by the Secured Party.

Expenses

The reasonable costs and expenses of the Secured Party in the preparation, execution and delivery of this Agreement, the registration of this Agreement or of notices, financing statements or other filings in respect thereof, the reasonable costs and expenses of the Secured Party in connection with the preparation or review of waivers, consents, amendments, subordination agreements or other matters pertaining to the subject matter of this Agreement, the reasonable costs and expenses expressly provided for in the UCC and, in addition thereto, the cost of any insurance, taxes, solicitor's fees, costs and other legal expenses and all other costs, charges and expenses of or incurred (on a scale as between a solicitor and his own client) by the Secured Party in respect of any of the foregoing and in respect of the enforcement of the Obligations, including taking possession, custody, holding, preserving, protecting, repairing, using or operating, collecting, realizing, processing, preparing for disposition and disposing of the Collateral (collectively, the Expenses ) shall be payable by the Debtor to the Secured Party forthwith upon demand, shall be deemed advanced to the Debtor by the Secured Party, shall bear interest at a rate equal to the Loan Interest Rate (as such term is defined in the Loan Agreement) calculated, both before and after demand, maturity, default and judgment, from the date each of the Expenses, respectively, were incurred until fully paid by the Debtor and shall be secured by this Agreement.

The Debtor acknowledges and confirms that all costs in connection with the filing of any financing statements, continuations, amendments, releases or terminations are and shall be reasonable and shall form part of the Expenses.

Notice of Disposition

The Secured Party shall give to the Debtor such written notice of the Secured Party s intention to dispose of the Collateral as may be required by applicable law in the manner prescribed thereby.

Receiver - Appointment

The Secured Party may take proceedings in any court of competent jurisdiction for the appointment of a receiver or a receiver and manager (the Receiver ) of the Collateral or may by instrument in writing appoint any person to be a Receiver of the Collateral and may remove any Receiver so appointed by the Secured Party and appoint another in its stead.

Receiver - Powers

Any Receiver appointed hereunder by instrument in writing shall have power (a) to take possession of the Collateral and, without liability or obligation to the Debtor, other than as required by law, to maintain, preserve and protect the same; (b) to carry on or concur in carrying on all or any part of the business or businesses of the Debtor; (c) to borrow money which such Receiver, in its sole discretion, determines is required in connection with either or both of the powers provided for in paragraph (a) and (b); and (d) to dispose of the Collateral in whole or in part, and any such disposition may be by public sale (whether by auction, tender or otherwise), private sale, lease or otherwise, and at such time and place and on such terms and for such price and manner of payment thereof, all as such Receiver may, in its sole discretion, determine; provided that any such Receiver shall be and is deemed to be the agent of the Debtor and, subject to any applicable law, the Secured Party shall not in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver.

     Appointment of Monitor

If, in the opinion of the Secured Party, acting reasonably, an adverse change has occurred in the financial condition of the Debtor, or if the Secured Party in good faith believes that the ability of the Debtor to pay any of its obligations to the Secured Party or to perform any other covenant contained herein or in the Debenture has become impaired or if the Secured Party in good faith believes that an event of default has occurred, the Secured Party may, by written notice to the Debtor, appoint a monitor (the
 Monitor ) to investigate any or a particular aspect of the Debtor or its business and affairs for the purpose of reporting to the Secured Party. The Debtor shall give the Monitor its full co-operation, including full access to facilities, assets and records of the Debtor and to its creditors, customers, contractors, officers, directors, employees, auditors, legal counsel and agents. The Monitor shall have no responsibility for the affairs of the Debtor nor shall it participate in the management of the Debtor s affairs and shall incur no liability in respect thereof or otherwise in connection with the Debtor, its business and affairs or the Collateral. The Monitor shall act solely on behalf of the Secured Party and shall have no contractual relationship with the Debtor as a consultant or otherwise. The appointment of a Monitor shall not be regarded as an act of enforcement of the Debenture or this Agreement. All reasonable fees and expenses of the Monitor (including legal fees and disbursements on a solicitor and own client basis) shall be paid by the Debtor upon submission to it of a written invoice therefor. The Secured Party may at its option upon the occurrence of an event of default appoint or seek to have appointed the Monitor as Receiver, receiver and manager, liquidator, or trustee in bankruptcy of the Debtor or the Collateral or any part thereof.

Proceeds of Disposition/Deficiency

Any proceeds of any disposition of any of the Collateral shall be applied by the Secured Party firstly on account of the Expenses, and any balance of such proceeds shall be applied by the Secured Party on account of the Obligations (other than the Expenses) in such order of application as the Secured Party may from time to time effect and the same shall not be subject to dispute by the Debtor. If such proceeds fail to satisfy the Obligations, the Debtor shall be liable for the full amount of the deficiency resulting to the Secured Party. Any surplus proceeds shall be applied in accordance with the provisions of the UCC.

General Provisions

Discharge: The Debtor shall not be discharged from the Obligations by any extension of time, additional advances, renewals, amendments or extensions to this Agreement, the taking of further security, releasing security, extinguishment of the security interests, mortgages and charges as to all or any part of the Collateral, or any other act except a release or discharge by the Secured Party of the security interests, mortgages and charges granted hereby upon the full payment and performance of the Obligations, at which time the Secured Party shall, at the Debtor's expense, deliver all necessary discharges and releases of such security interests, mortgages and charges.

Other Security:

(i) The security constituted by this Agreement is in addition to and not in substitution for any other security from time to time held by the Secured Party;

(ii) The Secured Party may realize upon all or part of any security from time to time held by it in any order they desire and any realization by any means upon any security shall not bar realization upon any other security; and

(iii) The taking of any action or proceeding or refraining from so doing or any other dealings with any other security for the Obligations shall not release or affect the security provided for in this Agreement and the taking of the security hereby granted or any proceedings hereunder for the realization of the security hereby granted shall not release or affect any other security and rights held by the Secured Party for the Obligations.

Waiver, etc.: No failure or delay on the part of the Secured Party to exercise any right provided for in or contemplated by this Agreement and no waiver as to an Event of Default hereunder shall operate as a waiver thereof unless made in writing and signed by the Secured Party and, in that event, such waiver shall operate only as a waiver of the right or Event of Default expressly referred to therein. Nothing in this Agreement and nothing referred to in the Obligations shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment and performance in full of the Obligations.

Secured Party Assignment: All rights and obligations of the Secured Party hereunder shall be assignable in whole or in part in the manner permitted pursuant to the Loan Agreement, and in any action brought by any assignee to enforce such rights, the Debtor shall not assert against such assignee any claim, defence, right of set-off, or the benefit of any equities which the Debtor now has or may hereafter have against the Secured Party.

Entire Agreement: This Agreement sets forth the entire intent and understanding of the parties relating to the subject-matter hereof and supersedes and replaces all prior agreements and commitments, whether written or oral, made between the parties and all earlier discussions and negotiations between them. The parties are not relying upon and there are no collateral or other representations, warranties, agreements, or covenants made by any of the parties hereto which are not contained herein, or in the Loan Agreement.

Further Assurances: Each of the parties hereto shall and will, from time to time and at all times hereafter upon every reasonable written request so to do, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be necessary in the opinion of any party or counsel for any party, acting reasonably, for implementing and carrying out more effectually the true intent and meaning of this Agreement including, without limitation, to perfect or better perfect the security interests, mortgages and charges of the Secured Party in the Collateral.

Severability: In the event that any covenant or provision contained in this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining covenants and provisions shall not be affected or impaired thereby and all such remaining covenants and provisions shall continue in full force and effect. All covenants and provisions hereof are declared to be separate and distinct covenants or provisions, as the case may be.

Headings: All headings and titles in this Agreement are for convenience of reference only and shall not affect the interpretation of the terms hereof.

Gender, etc.: In construing this Agreement, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require, and the verb agreeing therewith shall be construed as agreeing with the required word and pronoun. Words such as hereunder , hereto , hereof , herein and other words commencing with here shall, unless the context clearly indicates the contrary, refer to the whole of this Agreement and not to any particular paragraph or part thereof.

Performance of Covenants by the Secured Party: In the event that the Debtor shall fail to perform any covenant on its part herein contained, the Secured Party may in its absolute discretion, perform any such covenant capable of being performed by it, but the Secured Party shall be under no obligation to do so. If any such covenant requires the payment of money or if the Collateral or any part thereof shall become subject to any charge ranking in priority to the lien hereof, the Secured Party may, in its absolute discretion, make such payment and/or pay or discharge such charge, but shall be under no obligation to do so. All sums so paid by the Secured Party, together with interest at the interest rate specified in the Debenture, shall be payable by the Debtor on demand and shall constitute a charge upon the Collateral. No such performance or payment shall relieve the Debtor from any default hereunder or any consequences of such default.

Binding Effect: All rights of the Secured Party hereunder shall enure to the benefit of its respective successors and assigns and all obligations of the Debtor hereunder shall bind the Debtor, its successors and assigns. Each reference to the Secured Party in this Agreement shall be deemed to include a reference to the Secured Party, its respective successors and assigns and each reference to the Debtor in this Agreement shall be deemed to include a reference to the Debtor, its successors and assigns.

Governing Law: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to any conflicts of laws principles that would require application of another jurisdictions laws.

Notice: Subject to the specific requirements of the UCC, any demand, notice, consent, approval or other communication required or permitted to be made or given by any party hereto to any other party hereto in connection with this Agreement shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or similar electronic means of communication to such party or, if a corporation, to a director thereof or, if postal services and deliveries are then operating, by mailing the same by prepaid registered post to such party at its address noted on page 1 of this Agreement or at such other address which the party to whom such communication is being given may have designated by notice given in accordance with the provisions of this paragraph. Any communication so delivered or transmitted by electronic means of communication shall be deemed to have been given and received on the day of delivery or transmittal (if received during normal business hours), if a business day, or if not a business day or if not received during normal business hours on the business day next following the day of delivery or transmittal, and any communication so mailed shall be deemed to have been given and received on the third business day following and exclusive of the date of mailing. In this paragraph, "business day" means any day except a Saturday, Sunday or holiday in the State of Florida. Either party may give notice in writing to the other in the manner provided in this paragraph of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for purposes of this paragraph.

Failure to Perfect: The Secured Party shall not be liable or accountable for any negligence or failure to (i) perfect its security interests, mortgages and charges granted herein, or (ii) seize, collect, realize, sell or obtain payment for the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same for the purpose of preserving the rights of the Debtor or any other person, firm or corporation in respect of same.

No Amendment: This Agreement may not be amended, altered or qualified except by a memorandum in writing signed by all of the parties hereto and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not signed such memorandum.

Power of Attorney: The Secured Party, or any Receiver appointed hereunder, is hereby irrevocably constituted as the duly appointed lawful attorney of the Debtor; with full power to make, do, execute and deliver all such documents, assignments, acts, matters or things on behalf of the Debtor as may be required to give full effect to the security granted pursuant hereto, and the obligations of the Debtor to the Secured Party under the Loan Agreement, with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient, provided, however, that the Secured Party shall only be entitled to rely upon and exercise the said power of attorney so long as an Event of Default shall have occurred and be continuing. The power of attorney hereby granted is a power coupled with an interest and shall survive the dissolution, liquidation, winding-up or other termination of existence of the Debtor. The Debtor hereby ratifies all acts done and all documents executed and delivered by the Secured Party pursuant to the power of attorney hereby granted and the Debtor hereby confirms that the Secured Party and all third parties are entitled to rely upon such ratification.

Time of Essence: Time shall be strictly of the essence of this Agreement and of every part thereof and no extension of this Agreement shall operate as a waiver of this provision.

Debtor s Receipt: The Debtor hereby acknowledges receipt of a fully signed copy of this Agreement.

This Agreement shall become effective as of the Effective Date when executed by the Debtor.



IN WITNESS WHEREOF the Debtor has executed this Agreement and agrees to be bound thereby as of the Effective Date set out above.


EXECUTED by the Debtor on August          , 2000.


     VALUE HOLDINGS, INC.


Per:
     I have the authority to bind the Corporation.

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